EXHIBIT 10.89

                      [letterhead of URT Industries, Inc.]

                                                            August 1, 2000

Peaches Entertainment Corporation
1180 East Hallandale Blvd.
Hallandale, FL 33009

Gentlemen:

     URT Industries, Inc. ("URT") and Peaches Entertainment Corporation ("Peaches") have entered into discussions pertaining to a proposed transaction under which Peaches would transfer its Mobile, Alabama property (the "Property") to URT, URT would forgive the $275,000 debt owed by Peaches to it pursuant to the April, 1999 loan from URT (the "April, 1999 loan"), URT would be responsible for the amounts owed pursuant to the outstanding loan from Barnett Bank or its successor (the"Bank") which is secured by a first mortgage on the Property, Peaches would remain responsible for the amounts owed pursuant to the existing second and third mortgages to the Allan Wolk Individual Retirement Account Rollover (the "Allan Wolk IRA") and URT, URT would lease the Property to Peaches for a period of ten years at a base rent of $90,000 per annum, Peaches would have the option to re-new such lease for a period of ten years at a base rent of $103,500 per annum, and URT, upon satisfaction of certain conditions, would deed over to Peaches a 17% interest in the Property. The parties desire to obtain the Bank's authorization to keep its existing payment schedule in place in connection with the above-described proposed arrangements and hereby confirm the following agreement with respect to such proposed arrangements:

     1. Peaches will use its best efforts to obtain the Bank's written approval to keep its existing payment schedule in place in connection with the above-described proposed arrangements; and

     2. URT and PEC agree to execute and deliver to the Bank a proposed lease under which URT would lease the Property to PEC on the terms described herein if such approval on the part of the Bank is obtained and the other proposed arrangements between URT and PEC with respect to the Property are consummated; and


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     3. If such approval is not obtained by November 1, 2000, then the parties shall not pursue the above-described proposed arrangements, and URT will instead extend the date by which the April, 1999 loan must be repaid to September 1, 2001.

Please sign below to evidence our agreement.

                                                Very truly yours,


                                                URT INDUSTRIES, INC.


                                                By: /s/ Brian Wolk
                                                    ----------------------------
                                                    Executive Vice-President

AGREED TO AND APPROVED:

PEACHES ENTERTAINMENT CORPORATION

By: /s/ Jason Wolk
    -----------------------------
    Executive Vice-President


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